                              SERVICING CERTIFICATE                       PAGE 5


   MLCC MORTGAGE INVESTORS, INC.                                              Current Collection Period: 17-Nov-97 through 16-Dec-97
   ML REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1997-1       P & S Agreement Date:                      01-Oct-97
                                              CURRENT PASS-THROUGH RATES:       Original Closing Date:                     30-Oct-97
   INVESTOR CERTIFICATES, SERIES 1997-1       LIBOR + 0.18%      5.86750%       Prior Month's Distribution Date:           25-Nov-97
                                                                                Distribution Date:                         26-Dec-97

   NOTE: A RAPID AMORTIZATION EVENT HAS NOT OCCURRED SINCE THE PRIOR DISTRIBUTION DATE.

                                   31    <- Accrual Days                  Investor Floating Allocation Percentage         95.303677%
   LIBOR    5.68750%         9.21089%    <- Net Loan Rate                 Investor Fixed Allocation Percentage            98.000000%
   WAC      9.71089%         9.12089%    <- Alternate Certificate Rate

 1      Beginning Pool Balance (net of Transferor Interest Extraction)                (P&S 4.01xx, 5.03xii)          381,717,696.08
 2      Beginning Pool Factor                                                                                            102.829000%
   ---------------------------------------------------------------------------------------------------------------------------------
 3      Beginning Invested Amount                                                     (P&S 4.01xxi)                  363,791,000.46
 4      Beginning Transferor Interest (net of Transferor Interest Extraction)                                         17,926,695.62
 5      Beginning Certificate Principal Balance            (INSURED AMOUNT)           (P&S 4.01xxiv)                 363,791,000.46
 6      Beginning Overcollateralization Amount                                        (P&S 4.01xxix)                           0.00
   ---------------------------------------------------------------------------------------------------------------------------------
 7      Minimum Transferor Interest                                                                                    7,424,940.00
 8      Required Amount                                                               (P&S  4.01xxii, 5.03x)           7,424,318.81
 9      Transferor Subordinated Amount                                                (P&S 4.01xxiii)                  7,424,318.81

   ---------------------------------------------------------------------------------------------------------------------------------
        COLLECTION AMOUNTS
   ---------------------------------------------------------------------------------------------------------------------------------
10      Aggregate of all Trust Principal Collections                                  (P&S 4.01ii )                   23,924,448.50
11      Aggregate of all Trust Principal Repurchases                                                                           0.00
12      Aggregate of any Trust Insurance Proceeds                                     (P&S 4.01iii )                           0.00
13      Aggregate of any Net Trust Liquidation Proceeds                               (P&S 4.01iv)                             0.00
14      Aggregate of Transfer Deposits                                                (P&S 4.01v)                              0.00
15      Aggregate Trust Principal Collected (sum ln 10 through 14)                                                    23,924,448.50
16      Aggregate of all Trust Interest Collections                                   (P&S 4.01i )                     3,899,757.27
17      Monthly Advance / (Reimbursement) for Such Distribution Date                  (P&S 4.01vi &viii, 5.03xv)               0.00
18      Trust Interest Collections Available for Distribution                                                          3,899,757.27
19      Available Distribution Amount (15 + 18)                                                                       27,824,205.77

   ---------------------------------------------------------------------------------------------------------------------------------
        FORMULA AMOUNTS
   ---------------------------------------------------------------------------------------------------------------------------------
20      Current Month Additional Principal Balances (New Draws) -- MLR 241            (P&S 4.01xxvii)                 23,396,507.37
21      Aggregate Trust Principal Collected - line 15                                                                 23,924,448.50
22      Principal Distribution to Trustee                                                                                527,941.13
23      Trust Interest Collections Available for Distribution (ln 18)                                                  3,899,757.27
24      Distribution to Trustee  (ln 22 + ln 23)                                                                       4,427,698.40

25      Liquidation Loss Amounts (unrecovered trust balance for current period)       (P&S 4.01xviii)                          0.00
26      Investor Loss Amount (FLOAP x Liq Loss Amount for current period)             (P&S 4.01xviii)                          0.00
27      Investor Loss Amount not paid to Investors from prior Distribution)           (P&S 4.01xix)                            0.00
28      Investor Loss Reduction Amount ( cumulative Investor Loss Amts from all
          distributions not paid to Inv)                                                                                       0.00
29      Current Investor Loss Distribution Amount (ln 26 + ln 28)                                                              0.00

30      Certificate Interest Collections (FLAP x Trust Int Collections Available)     (P&S 4.01x)                      3,716,612.08
31      Certificate Interest Collections used to pay Investor Loss Amount as
          principal in the current period                                                                                      0.00

   ---------------------------------------------------------------------------------------------------------------------------------
        DISTRIBUTION AMOUNTS TO INVESTORS
   ---------------------------------------------------------------------------------------------------------------------------------
32 i.   Total Amount to Certificate Insurer                                                                               21,928.51
   ii.  Monthly Insurance Premium                                                                                         21,928.51
   iii. Reimbursement Amount                                                          (P&S 4.01xxx)                            0.00
    iv. Redirection of Certificate Insurance                                                                                   0.00

33 i.   Investor Certificate Distribution Amount (33vii. + 33xiii.) -- principal
          + interest                                                                  (P&S 5.03i)                      2,366,020.42
   ---------------------------------------------------------------------------------------------------------------------------------
   ii.  Certificate Formula Interest                                                  (P&S 4.01xi)                     1,838,079.29
   iii. Unpaid Certificate Interest Shortfall Included in 33vi.                       (P&S 4.01xiii)                           0.00
   iv.  Unpaid Interest Shortfall (carryover into current period)                     (P&S 4.01xii)                            0.00
   v.   Remaining Unpaid Interest Shortfall after giving effect to current
          distribution                                                                (P&S 4.01xii)                            0.00
   vi.  Total Certificate Distribution Allocable to Interest                                                           1,838,079.29
   ---------------------------------------------------------------------------------------------------------------------------------
   vii. Maximum Principal Payment (FAP x Line 21 )                                    (P&S 4.01xvii)                  23,445,959.53
   viii.Alternative Principal Payment (max of paydowns - draws, 0)                    (P&S 4.01xvii)                     527,941.13
   ix.  Scheduled Principal Collections Pmt ( if in RAP, min of max prin pmt or
          alt prin pmt, max prin pmt)                                                 (P&S 4.01xvii)                     527,941.13
   x.   Accelerated Principal Distribution Amount                                     (P&S 4.01xvi)                            0.00
   xi.  Investor Loss Amount for current distribution date (paid out of
          certificate interest collections)                                                                                    0.00
   xii. Investor Loss Reduction Amount ( Ln 29 - paid out of certificate interest
          collections)                                                                                                         0.00
   xiii.Total Certificate Distribution Allocable to Principal (33ix. + 33x. +
          33xi. + 33xii.)                                                                                                527,941.13

   ---------------------------------------------------------------------------------------------------------------------------------
34 i.   Transferor Distribution Amount (ln 34ii + 34iv + 34v.)                                                         2,039,749.47
   ii.  Transferor Interest Collections (Trust Int Coll less Cert Int Coll -- ln
          23 less ln 30)                                                              (P&S 4.01xv)                       183,145.19
   iii. Available Excess Interest from Certificate Interest Coll                                                       1,856,604.28
   iv.  Residual Amount included in 26i                                               (P&S 4.01xxxi)                   1,856,604.28
   v.   Transferor Principal Collections (11-25viii)                                  (P&S 4.01xv)                             0.00

   ---------------------------------------------------------------------------------------------------------------------------------
35      Cumulative Number of all Retransferred Mortgage Loans (From Previous
          Distributions)                                                              (P&S 4.01xxxvii, 5.03xx)                 0.00
36      Cumulative Retransferred Mortgage Loan Trust Balances (From Previous
          Distributions)                                                              (P&S 4.01xxxvii, 5.03xx)                 0.00

   ---------------------------------------------------------------------------------------------------------------------------------
37      Number of all Retransferred Mortgage Loans (Current Retransfer Date)          (P&S 4.01xxxvii, 5.03xx)                 0
38      Retransferred Mortgage Loan Trust Balances (Current Retransfer Date)          (P&S 4.01xxxvii, 5.03xx)                 0.00

   ---------------------------------------------------------------------------------------------------------------------------------
39      Ending Pool Balance                                                           (P&S 5.03xii)                  381,189,754.95
40      Ending Pool Factor                                                            (P&S 4.01xxv, 5.03ix)              102.686796%
   ---------------------------------------------------------------------------------------------------------------------------------
41      Ending Invested Amount (Beg - Investor loss - sched prin)                                                    363,263,059.33
42      Ending Transferor Int (Beg + (max of Draws - Paydowns, 0) - (Liq loss -
          Inv loss) - Transfer Amt)                                                   (P&S 4.01xxvi)                  17,926,695.62
43      Ending Certificate Principal Balance               (INSURED AMOUNT)
          (Beg - pin dist)                                                            (P&S 4.01xxv, 4.01xxix)        363,263,059.33
44      Ending Overcollateralization Amount                                           (P&S 4.01xxiv, 5.03xiii)                 0.00
   ---------------------------------------------------------------------------------------------------------------------------------

                         STATEMENT TO CERTIFICATEHOLDERS                  PAGE 6


   MLCC MORTGAGE INVESTORS, INC.                                              Current Collection Period: 17-Nov-97 through 16-Dec-97
   ML REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1997-1       P & S Agreement Date:                      01-Oct-97
                                              CURRENT PASS-THROUGH RATES:       Original Closing Date:                     30-Oct-97
   INVESTOR CERTIFICATES, SERIES 1997-1       LIBOR + 0.18%      5.86750%       Prior Month's Distribution Date:           25-Nov-97
                                                                                Distribution Date:                         26-Dec-97

   NOTE: A RAPID AMORTIZATION EVENT HAS NOT OCCURRED SINCE THE PRIOR DISTRIBUTION DATE.

                                   31    <- Accrual Days                  Investor Floating Allocation Percentage         95.303677%
   LIBOR    5.68750%         9.21089%    <- Net Loan Rate                 Investor Fixed Allocation Percentage            98.000000%
   WAC      9.71089%         9.12089%    <- Alternate Certificate Rate

   Distribution to Holders of Certificates (per Certificate with a $1,000 denomination)

45 i.   Total Certificate Distribution Amount Allocable to Interest                   (P&S 5.03ii)                         5.052569
   ii.  Unpaid Certificate Interest Shortfall Included in Current Distribution        (P&S 5.03iii)                        0.000000
   iii. Unpaid Certificate Interest Shortfall Remaining after Current
          Distribution (Carryover)                                                    (P&S 5.03iv)                         0.000000

46 i    Total Certificate Distribution Allocable to Principal                         (P&S 5.03v)                          1.451221
   ii.  Scheduled Principal Collections Payment                                       (P&S 5.03v)                          1.451221
   iii. Accelerated Principal Distribution Amount                                     (P&S 5.03v)                          0.000000

47 i    Reimbursed Investor Loss Reduction Amounts Included in Current
          Distribution                                                                (P&S 5.03vi)                         0.000000
   ii   Investor Loss Reduction Amounts after Current Distribution (Carryover)        (P&S 5.03vii)                        0.000000

48      Servicing Fee                                                                 (P&S 5.03xv)                       156,870.29
49      Monthly Advance paid by the Servicer                                          (P&S 5.03xiv)                            0.00
50      Monthly (Advance Reimbursement) to the Servicer                                                                        0.00
51      Cumulative Monthly Advance paid by the Servicer                                                                        0.00
52      Amount of Insured Payments by the Certificate Insurer                         (P&S 5.03xix)                            0.00
53      Transferor Subordinated Amount after giving effect to the current
          distribution                                                                (P&S 5.03xi)                     7,424,318.81

54 i.   Number of Mortgage Loans 31 to 60 days delinquent                             (P&S 4.01xxxii, 5.03xvi)                   85
55 ii.  Aggregate Principal Balances of Mortgage Loans 31 to 60 days delinquent       (P&S 4.01xxxii, 5.03xvi)         3,966,882.47
56 i.   Number of Mortgage Loans 61 to 90 days delinquent                             (P&S 4.01xxxii, 5.03xvi)                   17
   ii.  Aggregate Principal Balances of Mortgage Loans 61 to 90 days delinquent       (P&S 4.01xxxii, 5.03xvi)           567,583.36
57 i.   Number of Mortgage Loans 91 or more days delinquent                           (P&S 4.01xxxii, 5.03xvi)                    0
   ii.  Aggregate Principal Balances of Mortgage Loans 91 or more days delinquent     (P&S 4.01xxxii, 5.03xvi)                 0.00
58 i.   Number of Mortgage Loans in Foreclosure                                       (P&S 4.01xxxiii, 5.03xvii)                  0
   ii.  Aggregate Principal Balances of Mortgage Loans in Foreclosure                 (P&S 4.01xxxiii, 5.03xvii)               0.00

59      Book Value of Real Estate Acquired Through Foreclosure or Grant of a Deed     (P&S 4.01xxxiv, 5.03xviii)               0.00
60      The Aggregate Trust Balances of any Liquidated Loans in the Current Month     (P&S 4.01xxxv)                           0.00